EXHIBIT 99.1

GOLDEN MATRIX FILES APPLICATION FOR UPLISTING TO NASDAQ CAPITAL MARKET

Company Completes Non-Brokered Private Placement to Raise $1.79 Million

LAS VEGAS, August 27, 2020 -- Golden Matrix Group Inc. (OTC: GMGI), a developer and licenser of social gaming platforms, systems and gaming content, today announced that it has submitted an application to have the company’s common stock shares listed on the NASDAQ Capital Market.

The company also announced that it has strengthened its balance sheet, a requirement of the listing process, by raising $1.79 million in a self-underwritten private placement transaction with strategic accredited and offshore investors with no commissions being paid. Funds were raised through the sale of 527,029 units at a price of $3.40 per unit. Each unit comprises one share of restricted common stock and one warrant to purchase one share of common stock which has an exercise price of $4.10 per share (approximately a 120% premium to the unit price) for a period of 2 years.

"We believe the company is entering a heightened growth phase and the timing couldn’t be better for uplisting our shares to the NASDAQ Capital Market,” said Golden Matrix CEO Brian Goodman. “Also, as a result of the completion of this private placement, we now have the participation and additional support from new strategic investors with extensive gaming and financial experience. With the recent steps taken to improve the balance sheet, expand the board of directors and upgrade corporate governance, we believe Golden Matrix is well-positioned to evaluate and enter new vertical markets globally that are anticipated to contribute to enhanced shareholder value.”

The listing of the company’s common shares on the NASDAQ Capital Market remains subject to the approval of NASDAQ and the satisfaction of all applicable listing and regulatory requirements, which may not be met on a timely basis, if at all. In the interim, the company’s common stock will continue to trade on the OTC Pink market maintained by OTC Markets under the symbol “GMGI.”

About Golden Matrix

Golden Matrix Group, based in Las Vegas NV, is an established gaming technology company that develops and owns online gaming IP and builds configurable and scalable white-label social gaming platforms for its international customers, located primarily in the Asia Pacific region. The gaming IP includes tools for marketing, acquisition, retention and monetization of users. The company's platform can be accessed through both desktop and mobile applications.

Our sophisticated software automatically declines any gaming or redemption requests from within the United States, in strict compliance with current US law.

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Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”), such as statements relating to financial results and plans for future development activities and are thus prospective. These forward-looking statements include without limitation those about the company’s expectations regarding the planned uplisting to the NASDQ Capital Market. In particular, when used in the preceding discussion, the words “believes,” “hopes,” “expects,” “intends,” “plans,” “anticipates,” or “may,” and similar conditional expressions are intended to identify forward-looking statements within the meaning of the Act, and are subject to the safe harbor created by the Act. Any statements made in this news release other than those of historical fact, about an action, event or development, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors, which may cause the results of the company, its divisions and concepts to be materially different than those expressed or implied in such statements. These risk factors and others are included from time to time in documents the company files with the Securities and Exchange Commission, including, but not limited to, its Form 10-Ks, Form 10-Qs and Form 8-Ks. Other unknown or unpredictable factors also could have material adverse effects on the company’s future results. The forward-looking statements included in this press release are made only as of the date hereof. The company cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, the company undertakes no obligation to update these statements after the date of this release, except as required by law, and takes no obligation to update or correct information prepared by third parties that are not paid for by the company.

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Golden Matrix Group

info@goldenmatrix.com

Tel: (702) 318-7548

www.goldenmatrix.com

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